Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER 2010

Acquires 494-room JW Marriott New Orleans

Industry Leader John V. Arabia to Join as CFO

Comparable Portfolio Hotel EBITDA Margins Increase 250 Basis Points

ALISO VIEJO, CA — February 17, 2011 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results for the fourth quarter ended December 31, 2010.

Fourth Quarter 2010 Operational Results (1):

•                  Total revenue was $184.3 million.

•                  Comparable Portfolio RevPAR was $102.44.

•                  Income available to common stockholders was $30.4 million.

•                  Income available to common stockholders per diluted share was $0.28.

•                  Adjusted EBITDA was $44.6 million.

•                  Pro forma Adjusted EBITDA was $43.3 million.

•                  Adjusted FFO available to common stockholders was $21.0 million.

•                  Adjusted FFO available to common stockholders per diluted share was $0.20.

•                  Comparable Portfolio hotel EBITDA margin was 25.7%.

Ken Cruse, President, stated, “We are pleased to report strong results for the fourth quarter 2010.  Our operators focused on efficiency as they translated higher top line revenues into impressive bottom line performance.  Lodging demand continues to build as we move into 2011.  Sunstone is well positioned to capitalize on growth opportunities, as evidenced by the two high quality hotel acquisitions we’ve completed thus far in 2011.  Our balance sheet is strong - we ended 2010 with unrestricted cash of $278 million, an undrawn corporate credit facility and a well staggered debt maturity schedule.  Our objectives are clear, our strategy is simple and we are aligned in our focus on delivering value to our stockholders.”

(1)          RevPAR and hotel EBITDA margin information presented reflect the Company’s 30 hotel comparable portfolio on a pro forma basis, which includes the Renaissance Westchester reacquired by the Company in June 2010 for all periods presented and excludes the Royal Palm Miami Beach which is being renovated and repositioned beginning in 2010.

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Total Revenue	$184.3	$170.0	8.4%	$643.1	$623.9	3.1%
Comparable Portfolio RevPAR (1)	$102.44	$96.94	5.7%	$104.18	$101.56	2.6%
Comparable Portfolio hotel EBITDA margin (1)	25.7%	23.2%	250 bps	24.7%	24.4%	30 bps

Income available (loss attributable) to common stockholders	$30.4	$(133.2)		$17.8	$(290.8)
Income available (loss attributable) to common stockholders per diluted share	$0.28	$(1.45)		$0.18	$(4.17)
EBITDA	$79.8	$(75.9)		$227.8	$(51.4)
Adjusted EBITDA	$44.6	$44.8		$157.9	$168.6
FFO available to common stockholders	$55.8	$(106.4)		$118.9	$(162.1)
Adjusted FFO available to common stockholders	$21.0	$16.2		$56.6	$47.3
FFO available to common stockholders per diluted share (2)	$0.52	$(1.15)		$1.19	$(2.32)
Adjusted FFO available to common stockholders per diluted share (2)	$0.20	$0.18		$0.57	$0.68

(1)

Includes the 30 “comparable” hotels owned by the Company as of December 31, 2010, excluding the Royal Palm Miami Beach which is being renovated and repositioned beginning in 2010. Includes the Renaissance Westchester, reacquired by the Company in June 2010, for all periods presented.

(2)

Reflects Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.51 and $(1.08), respectively, for the three months ended December 31, 2010 and 2009, and $1.20 and $(2.09), respectively, for the year ended December 31, 2010 and 2009. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.20 and $0.18, respectively, for the three months ended December 31, 2010 and 2009, and $0.60 and $0.73, respectively, for the year ended December 31, 2010 and 2009.

The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2010.

Disclosure regarding the non-GAAP financial measures in this release is included on page 5. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 9 through 13 of this release.

Sunstone Executive Management Team Update

On February 14, 2011, the Company announced that John V. Arabia has been appointed as Chief Financial Officer and Executive Vice President of Corporate Strategy effective April 4, 2011. Mr. Arabia will fill the role opened by the promotion of Kenneth E. Cruse to President.

“John brings over 20 years of lodging industry experience to Sunstone.  We are pleased to add such a highly regarded industry leader as a key member of our already deep and talented team,” said Ken Cruse, President. “I have known John for more than 15 years.  His reputation, judgment, integrity, deep industry contacts and lodging industry expertise make him an exceptional choice to oversee Sunstone’s finance discipline and to help develop and execute Sunstone’s growth strategy.  John will play a primary role in determining Sunstone’s future capital allocation and balance sheet management strategies.”

Mr. Arabia is currently Managing Director of the analytical research team for Green Street Advisors, Inc., covering the lodging and health care sectors. In 2008, he won the Wall Street Journal’s “Best on the Street” award in the hotel and gaming category. Mr. Arabia holds an MBA in Real Estate/Accounting from The University of Southern California and a Bachelor of Science in Hotel Administration from Cornell University.

Acquisitions Update

Doubletree Guest Suites Times Square

On January 14, 2011, the Company completed the previously announced acquisition of the outside 62% interests in the Doubletree Guest Suites Times Square joint venture for approximately $37.5 million and, as a result, became the sole owner of the 460-room Doubletree Guest Suites Times Square hotel in New York City.  The Company previously acquired a $30.0 million mezzanine loan secured by the equity in the hotel for a net purchase price of approximately $3.5 million.  The hotel is encumbered by $270.0 million of indebtedness. Included in the acquisition price is approximately $25.0 million of cash and receivables resulting in a net purchase price of approximately $286.0 million, or $622,000 per key.  The Company’s preliminary estimates indicate that the per-key value includes approximately $100,000 in value associated with the revenues generated by the hotel’s Times Square signage.  The hotel’s $270.0 million of indebtedness matures in January 2012 and bears a blended interest rate of LIBOR + 115 basis points. The Company expects to refinance the existing indebtedness during 2011 and intends to fund any refinancing shortfall with existing cash. Highgate Hotels, Inc., one of the largest independent operators in New York City, will continue to manage the hotel.

JW Marriott New Orleans

On February 15, 2011, the Company completed the acquisition of the 494-room JW Marriott New Orleans hotel from a joint venture led by Clearview Hotel Capital for $93.8 million. After closing costs, the all-in acquisition cost of the hotel is estimated to be $94.3 million (approximately $190,000 per room). The hotel is located in the world famous New Orleans French Quarter, with excellent accessibility to the convention center, Class A office corridor and Harrah’s Casino. The all-in cost of $94.3 million represents a 12.8x EBITDA multiple based on the hotel’s 2010 results of operations.  The acquisition included the assumption of a $42.2 million floating-rate, non-recourse senior mortgage.  The mortgage, which matures on September 1, 2015, has been swapped to a fixed-rate of 5.45% and is subject to a 25-year amortization schedule.

The $114.74 RevPAR generated by the JW Marriott New Orleans in 2010 ranks the property 9th out of Sunstone’s 33 hotel portfolio.  Originally built as a Le Meridien in 1984, the hotel was converted to a JW Marriott in 2004 following a $17 million ($34,000 per room) renovation. The hotel’s rooms were last renovated in 2010 at a cost of approximately $3 million ($6,000 per room).  The JW Marriott is one of the premier hotels in New Orleans and benefits from its preferred Canal Street location, extensive facilities, premiere brand affiliation and quality management.

In 2010, the New Orleans lodging market RevPAR grew by more than 17% and ranked first out of the US Top 25 markets in terms of RevPAR growth.  Moreover, New Orleans boasts strong underlying market fundamentals, limited new hotel supply and a robust foundation of convention and leisure demand that is forecast to support superior RevPAR growth through 2014.  Additionally, over $20 billion of construction projects are in final design or under construction in the local market, which will serve to enhance the city’s infrastructure and overall appeal.

Ken Cruse, President, said, “Our acquisitions of both the Doubletree Times Square and the JW Marriott New Orleans are consistent with our objective of growing our portfolio by selectively acquiring institutional quality, upper-upscale urban hotels.  These transactions were each conducted on an off-market basis, and both were immediately additive to Sunstone’s portfolio quality and credit statistics.”

Balance Sheet/Liquidity Update

As of December 31, 2010, the Company had approximately $333.9 million of cash and cash equivalents, including restricted cash of $56.0 million. The Company intends to use a portion of its cash balance for acquisition opportunities and capital investments in its portfolio.

As of December 31, 2010, total assets were $2.4 billion, including $2.0 billion of net investments in hotel properties, total debt was $1.1 billion and stockholders’ equity was $1.1 billion.

Financial Covenants

The Company is subject to compliance with various covenants under its Series C preferred stock and its 4.6% Exchangeable Senior Notes due 2027 (the “Senior Notes”). As of December 31, 2010, the Company was in compliance with all covenants related to its Series C preferred stock and its Senior Notes.

Capital Improvements

During the fourth quarter of 2010, the Company invested $25.5 million in capital improvements to its portfolio.  In light of the industry recovery and in order to position its portfolio for growth, the Company has expanded its 2011 capital investment plan. The Company’s capital improvements program is aimed at value-adding renovation and repositioning projects, including the following:

Highlighted projects

•                  Royal Palm Miami Beach (Total project: $43.1 million, 2011 investment: $17.0 million) — Full renovation and repositioning of the hotel to be completed by the end of Q4 2012.

•                  Marriott Boston Long Wharf (Total project: $18.9 million, 2011 investment: $1.3 million) - Renovation and redesign of all public space, Porte - cochere and the restaurant to be completed by the end of Q2 2011.

•                  Renaissance Orlando at Sea World ® (Total project: $9.8 million, 2011 investment: $4.2 million) - Renovation of guest suites and meeting space, a pool and backyard reinvention with new interactive water features and a 10,000 sq-ft function lawn, an addition of a Family Technology Room with game systems and other technology, and the completion of the roof restoration to be completed by end of Q4 2011.

•                  Renaissance Westchester (Total project: $4.0 million, 2011 investment: $3.4 million) — Renovation of the guest rooms HVAC system and an elevator systems upgrade to be completed by the end of Q3 2011.

•                  Embassy Suites Chicago (Total project: $12.3 million, 2011 investment: $1.0 million) — Renovation of guest suites, corridors and lobby to be completed by the end of Q1 2011.

•                  Marriott Boston Quincy (Total project: $6.7 million, 2011 investment: $0.4 million) — Renovation of guest rooms and concierge lounge, and the addition of automated parking to be completed by the end of Q1 2011.

•                  Marriott Tysons Corner (Total project: $6.6 million, 2011 investment: $3.5 million) — Renovation of guest rooms and building exterior with the addition of automated parking to be completed by the end of Q1 2011.

Dividend Update

On February 17, 2011, the Company’s board of directors declared a cash dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a cash dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on April 15, 2011 to stockholders of record on March 31, 2011.  No dividend was declared on the Company’s common stock.

Subject to certain limitations, the Company intends to make dividends on its stock in amounts equivalent to 100% of its annual taxable income. The level of any future dividends will be determined by the Company’s board of directors after considering taxable income projections, expected capital requirements, and risks affecting the Company’s business.  In light of the Company’s intent to distribute 100% of its annual taxable income, future dividends may be reduced from past levels, or eliminated entirely.  Dividends may be made in the form of cash or a combination of cash and stock consistent with Internal Revenue Code regulations.

Earnings Call

The Company will host a conference call to discuss fourth quarter results on February 17, 2011, at 4:30 p.m. EST (1:30 p.m. PST). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-877-941-2928 (for domestic callers) or 1-480-629-9725 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that owns 33 hotels comprised of 12,676 rooms.  Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton, Hyatt and Starwood. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 17, 2011, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

	2010 Pro Forma
	31 Hotel Portfolio (1)	JW Marriott New Orleans	Pro Forma 32 Hotel Portfolio
Number of Keys	11,773	494	12,267
Average Rooms per Hotel	380	494	383
Occupancy	70.9%	79.6%	71.2%
ADR	$157.83	$144.14	$157.22
RevPAR	$111.90	$114.74	$111.94
Adjusted EBITDA (in thousands) (2)	$164,266	$7,337	$171,603
Adjusted EBITDA per key	$13,953	$14,852	$13,989

	JW Marriott New Orleans (in thousands)
	2008	2009	2010
Total Revenue	$28,655	$25,276	$27,997

Hotel Net Income (Loss)	$871	$(293)	$1,682
Plus: Depreciation (3)	2,493	2,677	2,677
Plus: Interest Expense (3)	3,116	3,046	2,978
Hotel Adjusted EBITDA	$6,480	$5,430	$7,337

(1)                The 31 Hotel Portfolio represents all hotels owned by the Company as of December 31, 2010, excluding the Royal Palm Miami Beach which is being renovated and repositioned beginning in 2010, and including prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011.

(2)                Adjusted EBITDA for the 31 Hotel Portfolio represents the Company’s Adjusted Pro Forma EBITDA as detailed on page 11 of this release, excluding the Company’s ownership results for the Royal Palm Miami Beach which is being renovated and repositioned beginning in 2010, and including prior ownership results for the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011.

(3)                Reflects actual interest expense of the prior owner for all periods presented, actual depreciation expense of the prior owner for 2008 and 2009, and estimated depreciation expense for 2010. The Company expects to perform a purchase price allocation study to determine future depreciation expense.

The following table includes 2010 pro forma operating statistics for the Company’s 33 Hotel Portfolio, which includes the 31 hotels owned by the Company as of December 31, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011 and the JW Marriott New Orleans acquired by the Company on February 15, 2011.

	Occupancy %	ADR	RevPAR
2010
Q1	68.0%	$148.02	$100.65
Q2	74.6%	$159.18	$118.75
Q3	73.8%	$153.69	$113.42
Q4	67.4%	$166.75	$112.39
FY 2010	70.8%	$157.25	$111.33

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on pages 9 through 11.  Reconciliations and the components of comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin are set forth on pages 12 and 13. We believe comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin are also useful to investors in evaluating our property-level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties.  We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.  Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on pages 9 through 11.

The revenue and expense items associated with our two commercial laundry facilities, any guaranty payments, and other miscellaneous non-hotel items have been shown below the hotel EBITDA line in presenting comparable and pro forma comparable portfolio hotel EBITDA margins. Management believes the calculation of comparable and pro forma comparable portfolio hotel EBITDA results in a more accurate presentation of hotel EBITDA margins of the Company’s 30 hotel comparable portfolio and 32 hotel pro forma comparable portfolio. See pages 12 and 13 for reconciliations of comparable and pro forma comparable portfolio hotel EBITDA to the most comparable GAAP measure. Our 30 hotel comparable portfolio includes all hotels owned by the Company as of December 31, 2010, excluding the Royal Palm Miami Beach, which is being renovated and repositioned beginning in 2010. The 30 hotel comparable portfolio also includes operating results for the Renaissance Westchester for all of 2009 and during 2010 while the hotel was held in receivership prior to our reaquisition of the hotel on June 14, 2010. Our 32 hotel pro forma comparable portfolio includes the Doubletree Guest Suites Times Square and JW Marriott New Orleans for all of 2009 and 2010, including prior ownership data.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, comparable and pro forma comparable portfolio hotel EBITDA and comparable and pro forma comparable portfolio hotel EBITDA margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$277,976	$353,255
Restricted cash	55,972	36,858
Accounts receivable, net	18,498	22,624
Due from affiliates	44	62
Inventories	2,614	2,446
Prepaid expenses	8,126	7,423
Investment in hotel properties of discontinued operations, net	—	118,814
Other current assets of discontinued operations, net	—	15,879
Total current assets	363,230	557,361

Investment in hotel properties, net	2,034,223	1,923,392
Other real estate, net	12,012	14,044
Investments in unconsolidated joint ventures	246	542
Deferred financing fees, net	8,907	7,300
Goodwill	4,673	4,673
Other assets, net	12,815	6,218

Total assets	$2,436,106	$2,513,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$21,530	$12,425
Accrued payroll and employee benefits	12,938	9,092
Due to Third Party Managers	7,852	9,817
Dividends payable	5,137	5,137
Other current liabilities	17,692	21,910
Current portion of notes payable	16,486	153,778
Note payable of discontinued operations	—	209,620
Other current liabilities of discontinued operations, net	19,613	47,813
Total current liabilities	101,248	469,592

Notes payable, less current portion	1,126,817	1,050,019
Other liabilities	8,742	7,256
Total liabilities	1,236,807	1,526,867

Commitments and contingencies	—	—

Preferred stock, Series C Cumulative Convertible Redeemable Preferred Stock, $0.01 par value, 4,102,564 shares authorized, issued and outstanding at December 31, 2010 and 2009, liquidation preference of $24.375 per share	100,000	99,896

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized. 8.0% Series A Cumulative Redeemable Preferred Stock, 7,050,000 shares issued and outstanding at December 31, 2010 and 2009, stated at liquidation preference of $25.00 per share	176,250	176,250
Common stock, $0.01 par value, 500,000,000 shares authorized, 116,950,504 shares issued and outstanding at December 31, 2010 and 96,904,075 shares issued and outstanding at December 31, 2009	1,170	969
Additional paid in capital	1,313,498	1,119,005
Retained earnings (deficit)	29,593	(8,949)
Cumulative dividends	(418,075)	(397,527)
Accumulated other comprehensive loss	(3,137)	(2,981)
Total stockholders’ equity	1,099,299	886,767

Total liabilities and stockholders’ equity	$2,436,106	$2,513,530

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenues
Room	$121,387	$108,502	$428,412	$408,150
Food and beverage	49,734	46,037	164,378	161,963
Other operating	13,132	15,476	50,300	53,744
Total revenues	184,253	170,015	643,090	623,857
Operating expenses
Room	31,592	27,457	109,935	101,780
Food and beverage	35,323	32,994	120,650	118,629
Other operating	7,096	6,981	26,871	26,916
Advertising and promotion	9,785	8,953	33,182	32,295
Repairs and maintenance	8,312	7,657	28,049	27,360
Utilities	7,080	6,471	25,232	24,895
Franchise costs	5,596	5,574	21,474	20,656
Property tax, ground lease and insurance	10,334	12,433	42,349	43,352
Property general and administrative	22,407	19,695	77,101	72,823
Corporate overhead	7,492	10,418	28,803	25,242
Depreciation and amortization	24,807	22,976	95,500	93,795
Property and goodwill impairment losses	—	—	1,943	30,852
Total operating expenses	169,824	161,609	611,089	618,595
Operating income	14,429	8,406	32,001	5,262
Equity in net earnings (losses) of unconsolidated joint ventures	80	(25,185)	555	(27,801)
Interest and other income	121	286	111	1,388
Interest expense	(17,103)	(18,833)	(70,830)	(76,539)
Gain (loss) on extinguishment of debt	—	(53)	—	54,506
Loss from continuing operations	(2,473)	(35,379)	(38,163)	(43,184)
Income (loss) from discontinued operations	38,145	(92,586)	76,705	(226,424)
Net income (loss)	35,672	(127,965)	38,542	(269,608)
Dividends paid on unvested restricted stock compensation	—	—	—	(447)
Preferred stock dividends and accretion	(5,137)	(5,187)	(20,652)	(20,749)
Undistributed income allocated to unvested restricted stock compensation	(174)	—	(102)	—
Income available (loss attributable) to common stockholders	$30,361	$(133,152)	$17,788	$(290,804)

Basic per share amounts:
Loss from continuing operations attributable to common stockholders	$(0.07)	$(0.44)	$(0.59)	$(0.92)
Income (loss) from discontinued operations	0.35	(1.01)	0.77	(3.25)
Basic income available (loss attributable) to common stockholders per common share	$0.28	$(1.45)	$0.18	$(4.17)

Diluted per share amounts:
Loss from continuing operations attributable to common stockholders	$(0.07)	$(0.44)	$(0.59)	$(0.92)
Income (loss) from discontinued operations	0.35	(1.01)	0.77	(3.25)
Diluted income available (loss attributable) to common stockholders per common share	$0.28	$(1.45)	$0.18	$(4.17)

Weighted average common shares outstanding:
Basic	107,266	91,892	99,709	69,820
Diluted	107,266	91,892	99,709	69,820

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(In thousands, except per share amounts)

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Income available (loss attributable) to common stockholders	$30,361	$(133,152)	$17,788	$(290,804)
Dividends paid on unvested restricted stock compensation	—	—	—	447
Series A and C preferred stock dividends	5,137	5,187	20,652	20,749
Undistributed income allocated to unvested restricted stock compensation	174	—	102	—
Operations held for investment:
Depreciation and amortization	24,807	22,976	95,500	93,795
Amortization of lease intangibles	55	—	281	—
Interest expense	16,218	17,311	65,457	71,940
Interest expense - default rate	—	472	884	472
Amortization of deferred financing fees	495	606	1,597	1,823
Write-off of deferred financing fees	—	—	1,585	284
Loan penalties and fees	137	207	311	207
Non-cash interest related to discount on Senior Notes	253	237	996	1,813
Unconsolidated joint ventures:
Depreciation and amortization	12	1,271	52	5,131
Interest expense	—	628	—	2,614
Amortization of deferred financing fees	—	55	—	192
Discontinued operations:
Depreciation and amortization	519	2,581	5,432	17,265
Interest expense	808	3,491	8,639	16,941
Interest expense - default rate	679	1,407	7,071	1,407
Amortization of deferred financing fees	44	139	441	566
Loan penalties and fees	94	691	1,021	3,784
EBITDA	79,793	(75,893)	227,809	(51,374)

Operations held for investment:
Amortization of deferred stock compensation	1,537	769	3,942	4,055
(Gain) loss on sale of other assets	(1)	(21)	382	(375)
(Gain) loss on extinguishment of debt	—	53	—	(54,506)
Impairment loss	—	—	1,943	30,852
Closing costs - Royal Palm Miami Beach acquisition	22	—	6,796	—
Due diligence costs - abandoned project	21	—	959	—
Costs associated with CEO severance	2,242	—	2,242	—
Bad debt expense on corporate note receivable	—	5,557	—	5,557
Unconsolidated joint ventures:
Amortization of deferred stock compensation	11	19	32	47
Impairment loss	—	26,007	—	26,007
Discontinued operations:
Gain on extinguishment of debt	(39,015)	—	(86,235)	—
Loss on sale of hotel properties	—	—	—	13,052
Impairment loss	—	88,279	—	195,293
	(35,183)	120,663	(69,939)	219,982

Adjusted EBITDA	$44,610	$44,770	$157,870	$168,608

Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$30,361	$(133,152)	$17,788	$(290,804)
Dividends paid on unvested restricted stock compensation	—	—	—	447
Undistributed income allocated to unvested restricted stock compensation	174	—	102	—
Operations held for investment:
Real estate depreciation and amortization	24,663	22,890	94,950	93,248
Amortization of lease intangibles	55	—	281	—
(Gain) loss on sale of other assets	(1)	(21)	382	(375)
Unconsolidated joint ventures:
Real estate depreciation and amortization	—	1,254	—	5,060
Discontinued operations:
Real estate depreciation and amortization	519	2,581	5,432	17,265
Loss on sale of hotel properties	—	—	—	13,052
FFO available to common stockholders	55,771	(106,448)	118,935	(162,107)

Operations held for investment:
Interest expense - default rate	—	472	884	472
Write-off of deferred financing fees	—	—	1,585	284
Loan penalties and fees	137	207	311	207
(Gain) loss on extinguishment of debt	—	53	—	(54,506)
Impairment loss	—	—	1,943	30,852
Closing costs - Royal Palm Miami Beach acquisition	22	—	6,796	—
Due diligence costs - abandoned project	21	—	959	—
Costs associated with CEO severance	2,242	—	2,242	—
Amortization of deferred stock compensation associated with CEO severance	1,074	—	1,074	—
Bad debt expense on corporate note receivable	—	5,557	—	5,557
Unconsolidated joint ventures:
Impairment loss	—	26,007	—	26,007
Discontinued operations:
Interest expense - default rate	679	1,407	7,071	1,407
Loan penalties and fees	94	691	1,021	3,784
Gain on extinguishment of debt	(39,015)	—	(86,235)	—
Impairment loss	—	88,279	—	195,293
	(34,746)	122,673	(62,349)	209,357

Adjusted FFO available to common stockholders	$21,025	$16,225	$56,586	$47,250

FFO available to common stockholders per diluted share	$0.52	$(1.15)	$1.19	$(2.32)

Adjusted FFO available to common stockholders per diluted share	$0.20	$0.18	$0.57	$0.68

Basic weighted average shares outstanding	107,266	91,892	99,709	69,820
Shares associated with unvested restricted stock awards	441	343	390	—
Diluted weighted average shares outstanding (1)	107,707	92,235	100,099	69,820

(1) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis.  On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.51 and $(1.08), respectively, for the three months ended December 31, 2010 and 2009, and $1.20 and $(2.09), respectively, for the year ended December 31, 2010 and 2009.  On an “as-converted” basis,  Adjusted FFO available to common stockholders per diluted share is $0.20 and $0.18, respectively, for the three months ended December 31, 2010 and 2009, and $0.60 and $0.73, respectively, for the year ended December 31, 2010 and 2009.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended December 31, 2010
		Discontinued
	Actual (1)	Operations (2)	Pro Forma (3)

Income available (loss attributable) to common stockholders	$30,361	$(38,145)	$(7,784)
Series A and C preferred stock dividends	5,137	—	5,137
Undistributed income allocated to unvested restricted stock compensation	174	—	174
Operations held for investment:
Depreciation and amortization	24,807	—	24,807
Amortization of lease intangibles	55	—	55
Interest expense	16,218	—	16,218
Amortization of deferred financing fees	495	—	495
Loan penalties and fees	137	—	137
Non-cash interest related to discount on Senior Notes	253	—	253
Unconsolidated joint ventures:
Depreciation and amortization	12	—	12
Discontinued operations:
Depreciation and amortization	519	(519)	—
Interest expense	808	(808)	—
Interest expense - default rate	679	(679)	—
Amortization of deferred financing fees	44	(44)	—
Loan penalties and fees	94	(94)	—
EBITDA	79,793	(40,289)	39,504

Operations held for investment:
Amortization of deferred stock compensation	1,537	—	1,537
Gain on sale of other assets	(1)	—	(1)
Closing costs - Royal Palm Miami Beach acquisition	22	—	22
Due diligence costs - abandoned project	21	—	21
Costs associated with CEO severance	2,242	—	2,242
Unconsolidated joint ventures:
Amortization of deferred stock compensation	11	—	11
Discontinued operations:
Gain on extinguishment of debt	(39,015)	39,015	—
	(35,183)	39,015	3,832

Adjusted EBITDA	$44,610	$(1,274)	$43,336

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$30,361	$(38,145)	$(7,784)
Undistributed income allocated to unvested restricted stock compensation	174	—	174
Operations held for investment:
Real estate depreciation and amortization	24,663	—	24,663
Amortization of lease intangibles	55	—	55
Gain on sale of other assets	(1)	—	(1)
Discontinued operations:
Real estate depreciation and amortization	519	(519)	—
FFO available to common stockholders	55,771	(38,664)	17,107

Operations held for investment:
Loan penalties and fees	137	—	137
Closing costs - Royal Palm Miami Beach acquisition	22	—	22
Due diligence costs - abandoned project	21	—	21
Costs associated with CEO severance	2,242	—	2,242
Amortization of deferred stock compensation associated with CEO severance	1,074	—	1,074
Discontinued operations:
Interest expense - default rate	679	(679)	—
Loan penalties and fees	94	(94)	—
Gain on extinguishment of debt	(39,015)	39,015	—
	(34,746)	38,242	3,496

Adjusted FFO available to common stockholders	$21,025	$(422)	$20,603

FFO available to common stockholders per diluted share	$0.52		$0.16

Adjusted FFO available to common stockholders per diluted share	$0.20		$0.19

Basic weighted average shares outstanding	107,266		107,266
Shares associated with unvested restricted stock awards	441		441
Diluted weighted average shares outstanding (4)	107,707		107,707

(1) Actual includes results for the 31 hotels held for investment and eight hotels disposed by deed in lieu during the fourth quarter of 2010.

(2) Discontinued Operations includes the Mass Mutual eight hotels that have been disposed by deed in lieu during the fourth quarter of 2010.

(3) Pro forma includes the 31 hotels owned by the Company at December 31, 2010.

(4) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $0.51 and $0.17, respectively, for actual and pro forma. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.20 for both actual and pro forma.

Sunstone Hotel Investors, Inc.

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Year Ended December 31, 2010
		Held for	Reacquired	Discontinued
	Actual (1)	Investment (2)	Hotel (3)	Operations (4)	Pro Forma (5)

Income available (loss attributable) to common stockholders	$17,788	$2,229	$346	$(76,705)	$(56,342)
Series A and C preferred stock dividends	20,652	—	—	—	20,652
Undistributed income allocated to unvested restricted stock compensation	102	—	—	—	102
Operations held for investment:
Depreciation and amortization	95,500	—	561	—	96,061
Amortization of lease intangibles	281	—	—	—	281
Interest expense	65,457	(1,053)	—	—	64,404
Interest expense - default rate	884	(884)	—	—	—
Amortization of deferred financing fees	1,597	(34)	—	—	1,563
Write-off of deferred financing fees	1,585	(123)	—	—	1,462
Loan penalties and fees	311	(135)	—	—	176
Non-cash interest related to discount on Senior Notes	996	—	—	—	996
Unconsolidated joint ventures:
Depreciation and amortization	52	—	—	—	52
Discontinued operations:
Depreciation and amortization	5,432	—	—	(5,432)	—
Interest expense	8,639	—	—	(8,639)	—
Interest expense - default rate	7,071			(7,071)	—
Amortization of deferred financing fees	441	—	—	(441)	—
Loan penalties and fees	1,021	—	—	(1,021)	—
EBITDA	227,809	—	907	(99,309)	129,407

Operations held for investment:
Amortization of deferred stock compensation	3,942	—	—	—	3,942
Loss on sale of other assets	382	—	—	—	382
Impairment loss	1,943	—	—	—	1,943
Closing costs - Royal Palm Miami Beach acquisition	6,796	—	—	—	6,796
Due diligence costs - abandoned project	959	—	—	—	959
Costs associated with CEO severance	2,242	—	—	—	2,242
Unconsolidated joint ventures:
Amortization of deferred stock compensation	32	—	—	—	32
Discontinued operations:
Gain on extinguishment of debt	(86,235)	—	—	86,235	—
	(69,939)	—	—	86,235	16,296

Adjusted EBITDA	$157,870	$—	$907	$(13,074)	$145,703

Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders	$17,788	$2,229	$346	$(76,705)	$(56,342)
Undistributed income allocated to unvested restricted stock compensation	102	—	—	—	102
Operations held for investment:
Real estate depreciation and amortization	94,950	—	561	—	95,511
Amortization of lease intangibles	281	—	—	—	281
Loss on sale of other assets	382	—	—	—	382
Discontinued operations:
Real estate depreciation and amortization	5,432	—	—	(5,432)	—
FFO available to common stockholders	118,935	2,229	907	(82,137)	39,934

Operations held for investment:
Interest expense - default rate	884	(884)	—	—	—
Write-off of deferred financing fees	1,585	(123)	—	—	1,462
Loan penalties and fees	311	(135)	—	—	176
Impairment loss	1,943	—	—	—	1,943
Closing costs - Royal Palm Miami Beach acquisition	6,796	—	—	—	6,796
Due diligence costs - abandoned project	959	—	—	—	959
Costs associated with CEO severance	2,242	—	—	—	2,242
Amortization of deferred stock compensation associated with CEO severance	1,074	—	—	—	1,074
Discontinued operations:
Interest expense - default rate	7,071			(7,071)	—
Loan penalties and fees	1,021	—	—	(1,021)	—
Gain on extinguishment of debt	(86,235)	—	—	86,235	—
	(62,349)	(1,142)	—	78,143	14,652

Adjusted FFO available to common stockholders	$56,586	$1,087	$907	$(3,994)	$54,586

FFO available to common stockholders per diluted share	$1.19				$0.40

Adjusted FFO available to common stockholders per diluted share	$0.57				$0.55

Basic weighted average shares outstanding	99,709				99,709
Shares associated with unvested restricted stock awards	390				390
Diluted weighted average shares outstanding (6)	100,099				100,099

(1) Actual includes results for the 31 hotels held for investment and ten hotels disposed by deed in lieu or sold by the receiver during 2010.

(2) Held for Investment includes only the interest and penalties associated with the three Mass Mutual hotels released on April 15, 2010. Hotel operations for these three hotels are included in the “Actual” column.

(3) Reacquired Hotel includes only the hotel operations and excludes interest and penalties associated with the Renaissance Westchester while it was in receivership prior to being reacquired by the Company on June 14, 2010.

(4) Discontinued Operations includes the W San Diego, Marriott Ontario Airport and Mass Mutual eight hotels that have been disposed by deed in lieu or sold by the receiver during 2010. It also includes the ownership expenses of the Renaissance Westchester prior to June 14, 2010 when it was reacquired by the Company.

(5) Pro forma includes the 31 hotels owned by the Company at December 31, 2010.

(6) Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis. On an “as-converted” basis, FFO available to common stockholders per diluted share is $1.20 and $0.44, respectively, for actual and pro forma. On an “as-converted” basis, Adjusted FFO available to common stockholders per diluted share is $0.60 and $0.58, respectively, for actual and pro forma.

Sunstone Hotel Investors, Inc.

Comparable Portfolio and Pro Forma Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Three Months Ended December 31, 2010					Three Months Ended December 31, 2009
	Actual (1)	Non-comparable Hotel (2)	Comparable (3)	Hotels Acquired Subsequent to December 31, 2010 (4)	Pro Forma Comparable (5)	Actual (6)	Reacquired Hotel (7)	Comparable (8)	Hotels Acquired Subsequent to December 31, 2010 (4)	Pro Forma Comparable (9)
Number of Hotels	31	(1)	30	2	32	29	1	30	2	32
Number of Rooms	11,722	(409)	11,313	954	12,267	10,966	347	11,313	954	12,267

Hotel EBITDA Margin (10)	25.6%	22.7%	25.7%	38.6%	27.5%	23.8%	5.9%	23.2%	33.7%	24.5%
Hotel EBITDA Margin adjusted for prior year property tax credits (11)	24.8%	22.7%	24.9%	38.6%	26.8%	23.8%	5.9%	23.2%	33.7%	24.5%

Hotel Revenues
Room revenue	$121,387	$(3,209)	$118,178	$23,494	$141,672	$108,502	$3,352	$111,854	$20,352	$132,206
Food and beverage revenue	49,734	(356)	49,378	2,926	52,304	46,037	2,008	48,045	2,681	50,726
Other operating revenue	9,186	(461)	8,725	1,838	10,563	9,027	200	9,227	1,695	10,922
Total Hotel Revenues	180,307	(4,026)	176,281	28,258	204,539	163,566	5,560	169,126	24,728	193,854

Hotel Expenses
Room expense	31,917	(820)	31,097	4,847	35,944	27,694	1,054	28,748	4,480	33,228
Food and beverage expense	35,380	(341)	35,039	2,791	37,830	33,009	1,635	34,644	2,514	37,158
Other hotel expense	44,906	(1,308)	43,598	7,152	50,750	44,727	1,750	46,477	6,996	53,473
General and administrative expense	21,916	(644)	21,272	2,555	23,827	19,248	793	20,041	2,404	22,445
Total Hotel Expenses	134,119	(3,113)	131,006	17,345	148,351	124,678	5,232	129,910	16,394	146,304

Hotel EBITDA	46,188	(913)	45,275	10,913	56,188	38,888	328	39,216	8,334	47,550
Prior year property tax credits	(1,429)	—	(1,429)	—	(1,429)	—	—	—	—	—
Hotel EBITDA adjusted for prior year property tax credits	44,759	(913)	43,846	10,913	54,759	38,888	328	39,216	8,334	47,550

Hotel performance guaranty	—	—	—	—	—	2,507	—	2,507	—	2,507
Non-hotel operating income	669	—	669	—	669	405	—	405	—	405
Amortization of lease intangibles	(55)	—	(55)	—	(55)	—	—	—	—	—
Management company transition costs	(74)	—	(74)	—	(74)	—	—	—	—	—
Prior year property tax credits	1,429	—	1,429	—	1,429	—	—	—	—	—
Corporate overhead	(7,492)	—	(7,492)	—	(7,492)	(10,418)	—	(10,418)	—	(10,418)
Depreciation and amortization	(24,807)	—	(24,807)	—	(24,807)	(22,976)	—	(22,976)	—	(22,976)
Operating Income	14,429	(913)	13,516	10,913	24,429	8,406	328	8,734	8,334	17,068

Equity in net earnings (losses) of unconsolidated joint ventures	80	—	80	—	80	(25,185)	—	(25,185)	—	(25,185)
Interest and other income	121	—	121	—	121	286	—	286	—	286
Interest expense	(17,103)	—	(17,103)	—	(17,103)	(18,833)	—	(18,833)	—	(18,833)
Loss on extinguishment of debt	—	—	—	—	—	(53)	—	(53)	—	(53)
Income (loss) from discontinued operations	38,145	—	38,145	—	38,145	(92,586)	—	(92,586)	—	(92,586)
Net Income (Loss)	$35,672	$(913)	$34,759	$10,913	$45,672	$(127,965)	$328	$(127,637)	$8,334	$(119,303)

(1) Actual represents our ownership results for the 31 hotels owned by the Company as of the end of the period.

(2) Non-comparable Hotel represents our ownership results for the Royal Palm Miami Beach that is being renovated and repositioned beginning in 2010.

(3) Comparable represents our ownership results for the 30 “comparable” hotels owned by the Company as of the end of the period. Excludes the Royal Palm Miami Beach that is being renovated and repositioned beginning in 2010.

(4) Hotels Acquired Subsequent to December 31, 2010 represents the 460-room Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the 494-room JW Marriott New Orleans acquired by the Company on February 15, 2011.

(5) Pro Forma Comparable represents our ownership results for the 30 comparable hotels owned by the Company as of the end of the period, plus the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the JW Marriott New Orleans acquired by the Company on February 15, 2011.

(6) Actual represents our ownership results for the 29 hotels held for investment as of the end of the period. Excludes the W San Diego, Marriott Ontario Airport, Renaissance Westchester and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(7) Reacquired Hotel represents our ownership results for the Renaissance Westchester for the entire reporting period. The Renaissance Westchester was reacquired by the Company on June 14, 2010.

(8) Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010. Excludes the W San Diego, Marriott Ontario Airport and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations on our balance sheets  and statements of operations.

(9) Pro Forma Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the JW Marriott New Orleans acquired by the Company on February 15, 2011.

(10) Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

(11) Hotel EBITDA Margin for the three months ended December 31, 2010 includes the benefit of $1.4 million in prior year property tax credits. Without this benefit, Comparable Hotel EBITDA Margin for the three months ended December 31, 2010 would have been 24.9%, or 170 basis points higher than the three months ended December 31, 2009, and Pro Forma Comparable Hotel EBITDA Margin for the three months ended December 31, 2010 would have been 26.8%, or 230 basis points higher than the three months ended December 31, 2009.

Sunstone Hotel Investors, Inc.

Comparable Portfolio and Pro Forma Comparable Portfolio Hotel EBITDA Margins

(Unaudited and in thousands except hotels and rooms)

	Year Ended December 31, 2010						Year Ended December 31, 2009
	Actual (1)	Reacquired Hotel (2)	Non-comparable Hotel (3)	Comparable (4)	Hotels Acquired Subsequent to December 31, 2010 (5)	Pro Forma Comparable (6)	Actual (7)	Reacquired Hotel (8)	Comparable (9)	Hotels Acquired Subsequent to December 31, 2010 (5)	Pro Forma Comparable (10)
Number of Hotels	31		(1)	30	2	32	29	1	30	2	32
Number of Rooms	11,722		(409)	11,313	954	12,267	10,966	347	11,313	954	12,267

Hotel EBITDA Margin (11)	24.8%	10.9%	18.4%	24.7%	30.4%	25.4%	24.8%	8.3%	24.4%	25.8%	24.5%
Hotel EBITDA Margin adjusted for prior year property tax credits (12)	24.6%	10.9%	18.4%	24.4%	30.4%	25.2%	24.8%	8.3%	24.4%	25.8%	24.5%

Hotel Revenues
Room revenue	$428,412	$4,930	$(3,921)	$429,421	$71,389	$500,810	$408,150	$10,824	$418,974	$63,330	$482,304
Food and beverage revenue	164,378	3,114	(458)	167,034	9,834	176,868	161,963	5,735	167,698	8,567	176,265
Other operating revenue	34,571	241	(589)	34,223	6,926	41,149	35,427	537	35,964	6,640	42,604
Total Hotel Revenues	627,361	8,285	(4,968)	630,678	88,149	718,827	605,540	17,096	622,636	78,537	701,173

Hotel Expenses
Room expense	111,674	1,417	(1,051)	112,040	17,172	129,212	102,763	3,149	105,912	15,790	121,702
Food and beverage expense	120,853	2,355	(401)	122,807	9,336	132,143	118,680	4,734	123,414	8,722	132,136
Other hotel expense	164,077	2,403	(1,788)	164,692	25,924	190,616	162,803	5,310	168,113	25,654	193,767
General and administrative expense	75,146	1,203	(812)	75,537	8,901	84,438	71,040	2,479	73,519	8,136	81,655
Total Hotel Expenses	471,750	7,378	(4,052)	475,076	61,333	536,409	455,286	15,672	470,958	58,302	529,260

Hotel EBITDA	155,611	907	(916)	155,602	26,816	182,418	150,254	1,424	151,678	20,235	171,913
Prior year property tax credits	(1,429)	—	—	(1,429)	—	(1,429)	—	—	—	—	—
Hotel EBITDA adjusted for prior year property tax credits	154,182	907	(916)	154,173	26,816	180,989	150,254	1,424	151,678	20,235	171,913

Hotel performance guaranty	—	—	—	—	—	—	2,507	—	2,507	—	2,507
Non-hotel operating income	3,166	—	—	3,166	—	3,166	2,390	—	2,390	—	2,390
Amortization of lease intangibles	(281)	—	—	(281)	—	(281)	—	—	—	—	—
Management company transition costs	(249)	—	—	(249)	—	(249)	—	—	—	—	—
Prior year property tax credits	1,429	—	—	1,429	—	1,429	—	—	—	—	—
Corporate overhead	(28,803)	—	—	(28,803)	—	(28,803)	(25,242)	—	(25,242)	—	(25,242)
Depreciation and amortization	(95,500)	—	—	(95,500)	—	(95,500)	(93,795)	—	(93,795)	—	(93,795)
Property and goodwill impairment losses	(1,943)	—	—	(1,943)	—	(1,943)	(30,852)	—	(30,852)	—	(30,852)
Operating Income	32,001	907	(916)	31,992	26,816	58,808	5,262	1,424	6,686	20,235	26,921

Equity in net earnings (losses) of unconsolidated joint ventures	555	—	—	555	—	555	(27,801)	—	(27,801)	—	(27,801)
Interest and other income	111	—	—	111	—	111	1,388	—	1,388	—	1,388
Interest expense	(70,830)	—	—	(70,830)	—	(70,830)	(76,539)	—	(76,539)	—	(76,539)
Gain on extinguishment of debt	—	—	—	—	—	—	54,506	—	54,506	—	54,506
Income (loss) from discontinued operations	76,705	—	—	76,705	—	76,705	(226,424)	—	(226,424)	—	(226,424)
Net Income (Loss)	$38,542	$907	$(916)	$38,533	$26,816	$65,349	$(269,608)	$1,424	$(268,184)	$20,235	$(247,949)

(1) Actual represents our ownership results for the 31 hotels owned by the Company as of the end of the period.

(2) Reacquired Hotel represents operating results for the Renaissance Westchester while it was held in receivership prior to our reacquisition on June 14, 2010.

(3) Non-comparable Hotel represents our ownership results for the Royal Palm Miami Beach that is being renovated and repositioned beginning in 2010.

(4) Comparable represents our ownership results for the 30 “comparable” hotels owned by the Company as of the end of the period, plus the Renaissance Westchester while it was held in receivership. Excludes the Royal Palm Miami Beach that is being renovated and repositioned beginning in 2010.

(5) Hotels Acquired Subsequent to December 31, 2010 represents the 460-room Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the 494-room JW Marriott New Orleans acquired by the Company on February 15, 2011.

(6) Pro Forma Comparable represents our ownership results for the 30 comparable hotels owned by the Company as of the end of the period, plus the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the JW Marriott New Orleans acquired by the Company on February 15, 2011.

(7) Actual represents our ownership results for the 29 hotels held for investment as of the end of the period. Excludes the W San Diego, Marriott Ontario Airport, Renaissance Westchester and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations on our balance sheets and statements of operations.

(8) Reacquired Hotel represents our ownership results for the Renaissance Westchester for the entire reporting period. The Renaissance Westchester was reacquired by the Company on June 14, 2010.

(9) Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010. Excludes the W San Diego, Marriott Ontario Airport and eight hotels included in the Mass Mutual portfolio, which have been reclassified as discontinued operations on our balance sheets  and statements of operations.

(10) Pro Forma Comparable represents our ownership results for the 29 hotels held for investment as of the end of the period, plus the Renaissance Westchester reacquired by the Company on June 14, 2010, the Doubletree Guest Suites Times Square acquired by the Company on January 14, 2011, and the JW Marriott New Orleans acquired by the Company on February 15, 2011.

(11) Hotel EBITDA Margin is calculated as Hotel EBITDA divided by total hotel revenues.

(12) Hotel EBITDA Margin for the year ended December 31, 2010 includes the benefit of $1.4 million in prior year property tax credits. Without this benefit, Comparable Hotel EBITDA Margin for the year ended December 31, 2010 would have been 24.4%, or flat as compared to the year ended December 31, 2009, and Pro Forma Comparable Hotel EBITDA Margin for the year ended December 31, 2010 would have been 25.2%, or 70 basis points higher than the year ended December 31, 2009.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Region

(Unaudited)

									Percent
			Three Months Ended December 31, 2010			Three Months Ended December 31, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	69.3%	$121.39	$84.12	68.8%	$116.13	$79.90	5.3%
Other West (2)	5	1,575	55.4%	$108.17	$59.93	61.7%	$110.13	$67.95	-11.8%
Midwest (3)	7	2,177	61.7%	$135.85	$83.82	64.1%	$123.52	$79.18	5.9%
East (4)	9	4,578	69.6%	$191.40	$133.21	66.9%	$183.52	$122.77	8.5%

Total Comparable Portfolio	30	11,313	66.3%	$154.51	$102.44	66.2%	$146.44	$96.94	5.7%

									Percent
			Year Ended December 31, 2010			Year Ended December 31, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Region	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
California (1)	9	2,983	75.0%	$124.37	$93.28	72.5%	$125.45	$90.95	2.6%
Other West (2)	5	1,575	62.7%	$111.86	$70.14	66.7%	$115.58	$77.09	-9.0%
Midwest (3)	7	2,177	64.5%	$131.76	$84.99	64.7%	$126.54	$81.87	3.8%
East (4)	9	4,578	71.8%	$183.99	$132.10	69.7%	$181.50	$126.51	4.4%

Total Comparable Portfolio	30	11,313	70.0%	$148.83	$104.18	69.0%	$147.19	$101.56	2.6%

(1)  All of these hotels are located in Southern California.

(2)  Includes Oregon, Texas and Utah.

(3)  Includes Illinois, Michigan and Minnesota.

(4)  Includes Florida, Maryland, Massachusetts, New York, Pennsylvania, Virginia and Washington D.C. Excludes the Royal Palm Miami Beach that was acquired in August 2010 and is being renovated and repositioned.

Sunstone Hotel Investors, Inc.

Comparable Portfolio Operating Statistics by Brand

(Unaudited)

									Percent
			Three Months Ended December 31, 2010			Three Months Ended December 31, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott	18	6,934	66.8%	$156.46	$104.52	65.2%	$147.57	$96.22	8.6%
Hilton	6	2,133	67.8%	$189.67	$128.60	70.8%	$183.07	$129.61	-0.8%
Hyatt	1	403	73.4%	$112.97	$82.92	77.9%	$101.44	$79.02	4.9%
Other Brand Affiliations (1)	2	647	69.1%	$114.46	$79.09	69.3%	$113.20	$78.45	0.8%
Independent (2)	3	1,196	56.5%	$108.29	$61.18	59.5%	$101.01	$60.10	1.8%

Total Comparable Portfolio	30	11,313	66.3%	$154.51	$102.44	66.2%	$146.44	$96.94	5.7%

									Percent
			Year Ended December 31, 2010			Year Ended December 31, 2009			Change in
	Number	Number	Occupancy	Average	Comparable	Occupancy	Average	Comparable	Comparable
Brand	of Hotels	of Rooms	Percentages	Daily Rate	RevPAR	Percentages	Daily Rate	RevPAR	RevPAR
Marriott	18	6,934	69.7%	$152.20	$106.08	68.4%	$151.44	$103.58	2.4%
Hilton	6	2,133	72.7%	$175.23	$127.39	71.9%	$170.50	$122.59	3.9%
Hyatt	1	403	82.6%	$118.92	$98.23	75.4%	$119.36	$90.00	9.1%
Other Brand Affiliations (1)	2	647	75.4%	$116.71	$88.00	72.3%	$121.61	$87.92	0.1%
Independent (2)	3	1,196	59.5%	$104.50	$62.18	63.4%	$100.38	$63.64	-2.3%

Total Comparable Portfolio	30	11,313	70.0%	$148.83	$104.18	69.0%	$147.19	$101.56	2.6%

(1) Includes a Fairmont and a Sheraton.

(2) Excludes the Royal Palm Miami Beach that was acquired in August 2010 and is being renovated and repositioned.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - dollars in thousands)

		Interest Rate /	Maturity	December 31, 2010	Subsequent	February 17, 2011
Debt	Collateral	Spread	Date	Balance	Events(1)	Balance

Fixed Rate Debt
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	$33,251		$33,251
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	2,474		2,474
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	17,617		17,617
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	25,550		25,550
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	23,453		23,453
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,289		15,289
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	27,702		27,702
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	35,866		35,866
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	45,765		45,765
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	28,212		28,212
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	11,773		11,773
Secured Mortgage Debt	JW Marriott New Orleans	5.45%	9/1/2015	—	42,183	42,183
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	105,241		105,241
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000		48,000
Secured Mortgage Debt	Hilton Houston North	5.66%	3/11/2016	33,261		33,261
Secured Mortgage Debt	Renaissance Orlando at Sea World®	5.52%	7/1/2016	83,954		83,954
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Hilton Times Square	4.97%	11/1/2020	92,288		92,288
Secured Mortgage Debt	Renaissance Washington D.C.	5.95%	5/1/2021	132,304		132,304
Exchangeable Senior Notes	Guaranty	4.60%	7/15/2027	62,500		62,500
Total Fixed Rate Debt				1,145,500	42,183	1,187,683
Secured Mortgage Debt	Doubletree Guest Suites Times Square	L + 1.15%	1/9/2012	—	$270,000	270,000
Credit Facility	Pledged by 12 unencumbered hotels	L + 3.25% - 4.25%	11/1/2013	—	—	—
Total Variable Rate Debt				—	270,000	270,000

TOTAL DEBT				$1,145,500	$312,183	$1,457,683

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	$—	$176,250
Series C cumulative convertible redeemable preferred		6.45%	perpetual	$100,000	$—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		81.5%
% Floating Rate Debt				0.0%		18.5%
Average Interest Rate - Fixed Rate Debt				5.49%		5.49%
Weighted Average Maturity of Debt (2)				6.9 years		5.5 years

(1)          Subsequent Events includes the Company's assumption of $270.0 million of indebtedness secured by the Doubletree Guest Suites Times Square, and the assumption of a $42.2 million mortgage secured by the JW Marriott New Orleans.  The Company purchased the Doubletree Guest Suites Times Square in January 2011 and the JW Marriott New Orleans in February 2011. The JW Marriott New Orleans mortgage originally included interest at a floating rate, but was swapped to a fixed rate of 5.45%.

(2)          Assumes the exchangeable senior notes remain outstanding to maturity.  If the exchangeable senior notes were redeemed upon the first put date of January 15, 2013, the weighted average maturity would be approximately 6 years.